Exhibit 99.1

Press Release

Investor Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com

FOR IMMEDIATE RELEASE

DITECH HOLDING CORPORATION APPOINTS JEFFREY BAKER INTERIM CHIEF EXECUTIVE

OFFICER AND PRESIDENT

FORT WASHINGTON, PA., February 20, 2018 – Ditech Holding Corporation (“Ditech Holding” or the “Company”) (NYSE: DHCP) today announced that Jeffrey Baker has been appointed interim Chief Executive Officer and President of Ditech Holding, effective immediately. Mr. Baker succeeds Anthony N. Renzi, who has left the Company. Mr. Baker will also continue to serve as President of Reverse Mortgage Solutions, Inc., but will no longer have the title of Chief Operations Officer of the Company.

The Company is continuing its previously announced process to identify and evaluate internal and external candidates to serve as permanent CEO, and has engaged Heidrick & Struggles, an executive search firm, to assist the Company with the process.

Thomas F. Marano, Chairman of Ditech Holding’s Board of Directors, said, “Jeff is a seasoned turnaround professional and an outstanding business leader and operator and we are pleased to appoint him interim CEO during this exciting and important time for Ditech Holding. Jeff played an important role in leading the turnaround of the Company’s reverse mortgage business and has taken on increasing responsibilities serving as Chief Operations Officer since December 2017. We are confident in his abilities to lead Ditech Holding and ensure a smooth leadership transition as we complete our search for a permanent CEO.”

Mr. Baker said, “I am honored to lead the Company as we begin the next level of our transformation.

Although this company has been through a lot of change, our mission, to enable the dream of homeownership for our customers and care for them throughout their homeownership lifecycle, remains the same. Under Tony’s leadership, we executed a financial restructuring plan and successfully emerged from Chapter 11 as a stronger, more flexible organization. Now, as Ditech Holding, we will continue into our next phase of growth and success. Ditech Holding has a premier leadership team and in my new role, I will work closely with them in an effort to create value for our stockholders by optimizing our business and continuously improving our customer experience.”

About Jeffrey Baker

Jeffrey P. Baker previously served as Chief Operations Officer of Ditech Holding since December 2017. He has served as President of Reverse Mortgage Solutions, Inc. since October 2016, and served in various other capacities for the Company from July 2015 to October 2016. Mr. Baker came to the Company with more than 18 years of experience as a senior executive and board member of both public and private companies. Mr. Baker spent the majority of his career as a Partner with PricewaterhouseCoopers (“PwC”) in a variety of client facing roles with some of the firm’s key clients as well as serving as a Partner in the Chairman’s office and member of the Executive Leadership Team for PwC Consulting. Prior to joining the Company as an employee, Mr. Baker was the co-founder and Chief Executive Officer of Mayday Capital Advisors, LLC, a turnaround and restructuring firm, from 2015 to 2016. From 2011 to 2015, Mr. Baker served as the Turnaround and Restructuring Practice leader for Wipfli LLP, a business consulting, accounting and professional services firm. In his capacity as a turnaround professional he has served as President, CEO and Board member for a number of both private and public companies. Mr. Baker received his Bachelors of Business Administration from Texas A&M University and completed the Executive Program, M&A at Kellogg Graduate School of Management.

About Ditech Holding Corporation

Ditech Holding is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,100 employees and services a diverse loan portfolio. For more information about Ditech Holding, please visit the Company’s website at www.ditechholding.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the Company’s CEO search process.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions or senior executive changes the Company announces, considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@ditech.com